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                                                                   EXHIBIT 10.89

Support Agreement


between

Impac Group Inc., a Delware corporation

AGI Incorporated, an Illinois corporation

Klearfold Inc., a Pennsylvanian corporation

IMPAC Europe Limited

Levelprompt Limited

and

The Companies party hereto


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THIS AGREEMENT is made the 15 day of December 1998
--------------

BETWEEN:
-------

1.   IMPAC Group Inc., a Delaware corporation (hereinafter called "IMPAC");

2.   AGI Incorporated, an Illinois corporation (hereinafter called "AGI");

3.   Klearfold, Inc., a Pennsylvanian corporation (hereinafter called
     "Klearfold");

4. IMPAC Europe Limited a company registered in England under number 3487779 whose registered office is at Drayton House, Drayton, Chichester West Sussex, PO20 6EW (hereinafter called "IMPAC Europe");

5. Levelprompt Limited a company registered in England under number 3577919 whose registered office is at 14 Dominion Street, London EC2M 2RL (hereinafter called "Levelprompt"); and

6. The companies brief particulars of which are set out in the Schedule and the registered office of each of which is at Drayton House aforesaid (hereinafter called the "Original Companies" and each an "Original Company").

WHEREAS the Lenders have made available to IMPAC, AGI and Klearfold a multicurrency revolving credit facility with a letter of credit and guaranty subfacility and a Sterling swing line subfacility, and two term loan facilities and to the L/C Borrowers a letter of credit facility upon the terms and subject to the conditions set forth in the Credit Agreement.


AND WHEREAS the Original Companies, IMPAC Europe and Levelprompt have agreed to guarantee the obligations of the Credit Parties under the Credit Agreement and to grant security for such guarantee on all the assets of each such person.


AND WHEREAS the Original Companies have agreed to support (a) IMPAC in performing its obligations under the Credit Agreement in the manner hereinafter appearing, (b) IMPAC Europe in meeting its financial obligations to IMPAC and Levelprompt, and (c) Levelprompt in meeting its financial obligations to IMPAC in each case incurred for the purpose of the purchase of shares in Tinsley Robor Limited.


AND WHEREAS to enable each Original Company, IMPAC Europe and Levelprompt to give such financial assistance IMPAC, AGI, IMPAC Europe, Levelprompt and Klearfold and the Original Companies have agreed to enter into this Agreement.

NOW THIS DEED WITNESSETH and IT IS HEREBY AGREED as follows:-

1.1  To the extent that:

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     (A)  any Company, for whatever reason, has difficulty in meeting its financial obligations arising in the ordinary course of business, or

     (B) IMPAC, AGI or Klearfold has difficulty in meeting its obligations under the Credit Agreement or

     (C) IMPAC Europe or Levelprompt have difficulty in meeting their respective financial obligations to, in the case of IMPAC Europe, IMPAC and Levelprompt and, in the case of Levelprompt, IMPAC in each case incurred in connection with (a) the subscription for shares in IMPAC Europe and Levelprompt by IMPAC and the provision of loans to IMPAC Europe and Levelprompt pursuant to a subscription agreement dated 7 July 1998 between IMPAC, IMPAC Europe and Levelprompt (the "Subscription Agreement") and (b) the purchase of shares in Tinsley Robor Limited, then and in each such case, IMPAC, AGI, Klearfold and the other Companies shall lend monies to that Company, or to IMPAC, to IMPAC Europe or to Levelprompt (as the case may be) so as to enable it to meet its said financial obligations Provided no Default or Event of Default shall then exist and be continuing or would result after giving effect thereto (including, without limitation, under the Senior Subordinated Indenture).

1.2 Any Company wishing to receive a loan under this Agreement shall give not less than three business days' notice and such notice shall specify the amount and purpose of the requested loan and the date upon which the loan is requested to be made and shall certify that the loan requested is in addition to any loan requested from any other of the parties hereto.

1.3 Each loan made shall be used solely for the borrower's working capital requirements arising in the ordinary course of its business or, in the case of intercompany loans made to IMPAC, to enable it to meet its obligations under the Credit Agreement or, in the case of intercompany loans made to IMPAC Europe or Levelprompt, in meeting their respective financial obligations to, in the case of IMPAC Europe, IMPAC and Levelprompt or, in the case of Levelprompt, IMPAC in each case incurred for the purposes referred to in clause 1.1(C).

2.1 Subject to the provisions of Clause 2.3 below, each intercompany loan shall be repaid in full on the Maturity Date or, if earlier upon demand, and, unless otherwise agreed between the lender and the borrower, shall be lent on arms length commercial terms Provided that no Company shall be obliged to comply with any such demand if repayment would give rise to a Default or Event of Default. Each company which advances an intercompany loan shall be reimbursed for its reasonable costs and expenses in advancing such loan.

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2.2     Any party to this Agreement may repay at any time all or part of any loan made to it hereunder.

2.3 All payments on intercompany loans hereunder shall be subordinated in right of payment (a) to the final payment in full in cash of the Obligations (as defined in the Credit Agreement) at all times after the occurence of an Event of Default, and (b) in the case of all intercompany loans hereunder as to which IMPAC is the obligor, to the prior payment in full in cash of all Obligations (as defined in the Senior Subordinated Note Indenture) with respect to the Senior Subordinated Notes.

3. A Company will cease to be entitled to the benefit of, or required to meet its obligations as a lender under, this Agreement upon ceasing to be a Subsidiary of IMPAC, including without limitation as a result of any foreclosure against the stock of such Company by the Agent. Any Company which ceases to be a Subsidiary of IMPAC shall immediately prepay in full any intercompany loans advanced to it which then remain outstanding together with any accrued but unpaid interest thereon.

4.      In this Agreement:

        (A) words and expressions defined in the Credit Agreement shall have the same meanings when used in this Agreement unless expressly otherwise defined in this Agreement or the contrary intention appears;

        (B) "Companies" means the Original Companies and Printing Resources Limited after it has become a Company in accordance with Clause 5;

        (C) "Credit Agreement" means the amended and restated multicurrency credit agreement dated as of March 12, 1998 and as amended and restated as of 7 July, 1998 between IMPAC, AGI, Klearfold, the Lenders, BankAmerica Robertson Stephens as arranger and others as further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms; and

        (D) "Maturity Date" means the latest maturity date of any Loan under the Credit Agreement; and

        (E) "Printing Resources" means Printing Resources Limited a company registered in the Republic of Ireland under number 100620.

5.1 Printing Resources may become a Company by executing a deed of accession substantially in the form set out in the Second Schedule hereto (a "Deed of Accession").

5.2 Tinsley Robor Limited shall procure that Printing Resources shall execute and deliver to each of the other parties hereto a Deed of Accession as soon as practicable and in

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     any event by 31 January 1999.

5.3 Upon execution of a Deed of Accession, Printing Resources shall become a Company and shall assume all the rights, benefits and obligations of a Company as if it had been an Original Company on and with effect from the date of execution of the Deed of Accession.

5.4 Upon receipt of the Deed of Accession Tinsley Robor Limited shall acknowledge the same for itself and on behalf of each of the other parties hereto.

6. Each of the parties hereto represents to the others that its execution and delivery of and performance under this Agreement are within its corporate power and authority, have been duly authorised by all necessary corporate proceedings, and do not conflict with and will not result in any material breach of any provision of any other agreement or instrument to which it is party, including, to the extent applicable, the Credit Agreement and the Senior Subordinated Indenture.

7. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

8. This Agreement shall be governed by and construed in accordance with the Laws of England.

9. All the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding (together in this Clause referred to a "Proceedings") arising out of or in connection with this Agreement shall be brought in such courts.

     Each party to this Agreement consents generally in respect of any Proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property or assets whatsoever of any order or judgment which may be made or given in such Proceedings.

     IMPAC, AGI and Klearfold each agree that the process by which any Proceedings in England are begun may be served on it by being delivered to Tinsley Robor Limited, Drayton House, Drayton, Chicester West Sussex, PO2O 6EW or other its principal place of business for the time being.

IN WITNESS whereof the parties hereto have executed this Agreement as a Deed and it is delivered the day and year first above written.

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                                FIRST SCHEDULE

                                 The Companies
                                 -------------

NAME                            COMPANY NUMBER
----                            --------------


Tinsley Robor Limited           00948696

Sonicon Limited                 01430722

Tinsley Robor Labels Limited    03117491
(formerly known as Arun
Labels Limited)

James Upton Limited             01117887

Tinsley Robor Sales Limited     01113287

Tinsley Robor Audio And         00785427
Computer Services Limited

Tophurst Properties Limited     01016278

Tinsley-Robor (Overseas)        00904654
Limited

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                                SECOND SCHEDULE

                           Form of Deed of Accession
                           -------------------------

To:     IMPAC, AGI, Klearfold, IMPAC Europe, Levelprompt and the Companies

From:   Printing Resources Limited

Dated:


Dear Sirs,

1.      We refer to an agreement (the "Support Agreement") dated [            ],
        1998 and made between IMPAC, AGI, Klearfold, IMPAC Europe, Levelprompt and the Original Companies.

2. Terms defined in the Support Agreement shall bear the same meaning herein.

3. We wish to become a Company in accordance with Clause 5 of the Support Agreement.

4. We are duly organised under the laws of the Republic of Ireland and we confirm that we have received a true and up-to-date copy of the Support Agreement.

5. We undertake to perform all the obligations expressed to be undertaken under the Support Agreement by a Company and we agree to be bound by the Support Agreement in all respects as if we had been an Original Company.

6.      We make the representations set out in Clause 6 of the Support
        Agreement.

7.      Our administrative details are as follows:

        Address:

        Fax No:

8.      This Deed shall be governed by English law.

9. We irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed or the Support Agreement and that accordingly any suit, action or proceeding ("Proceedings") arising out of or in connection with this Deed or the Support Agreement shall be brought in such courts.


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We consent generally in respect of any Proceedings arising out of or in connection with this Deed to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property or assets whatsoever of any order or judgment which may be made or given in such Proceedings.

We agree that the process by which any Proceedings in England are begun may be served on it by being delivered to Tinsley Robor Limited, Drayton House, Drayton, Chichester, West Sussex PO20 6EW or other its principal place of business for the time being.

IT WITNESS whereof we have executed this Memorandum as a Deed and it is delivered the day and year first above written.

EXECUTED as a Deed on behalf of
Printing Resources Limited by:


Director


Director/Secretary


---------------------------------

ACKNOWLEDGED by
Tinsley Robor Limited for and
on behalf of itself and on behalf
of each of the other parties to
the Support Agreement


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EXECUTED as a DEED on behalf      )
of IMPAC GROUP INC by:            )
RICHARD BLOCK its                 )  /s/ Richard Block
attorney duly authorised in that  )
behalf in the presence of:        )

WITNESS: /s/ Mark Norris

Name: Mark Norris

Address: 21 WILSON STREET
         LONDON EC2M 2TX

Occupation: SOLICITOR


EXECUTED as a DEED on behalf      )
of AGI INCORPORATED by:           )
RICHARD BLOCK its                 )  /s/ Richard Block
attorney duly authorised in that  )
behalf in the presence of:        )


WITNESS: /s/ Mark Norris

Name: Mark Norris

Address: 21 WILSON STREET
         LONDON EC2M 2TX

Occupation: SOLICITOR



EXECUTED as a DEED on behalf of   )
KLEARFOLD, INC. by:               )
RICHARD BLOCK its                 )  /s/ Richard Block
attorney duly authorised in that  )
behalf in the presence of:        )


WITNESS: /s/ Mark Norris

Name: Mark Norris

Address: 21 WILSON STREET
         LONDON EC2M 2TX

Occupation: SOLICITOR

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EXECUTED as a DEED on behalf   )
of LEVELPROMPT LIMITED by:     )


           Director               /s/ ^ ^


           Director/Secretary     /s/ ^ ^




EXECUTED as a DEED on behalf   )
of TINSLEY ROBOR LIMITED by:   )


           Director               /s/ ^ ^


           Director/Secretary    /s/ ^ ^




EXECUTED as a DEED on behalf   )
of SONICON LIMITED by:         )


           Director               /s/ ^ ^


           Director/Secretary    /s/ ^ ^



EXECUTED as a DEED on behalf   )
of TINSLEY ROBOR LABELS        )
LIMITED by:                    )


           Director               /s/ ^ ^


           Director/Secretary    /s/ ^ ^


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EXECUTED as a DEED on behalf  )
of JAMES UPTON LIMITED by:    )


             Director             /s/ ^^?? Signature Unintelligible


             Director/Secretary  /s/ ^^?? Signature Unintelligible



EXECUTED as a DEED on behalf  )
of TINSLEY ROBOR SALES        )
LIMITED by:                   )


             Director            /s/ ^^?? Signature Unintelligible


             Director/Secretary  /s/ ^^?? Signature Unintelligible



EXECUTED as a DEED on behalf  )
of TINSLEY ROBOR AUDIO AND    )
COMPUTER SERVICES LIMITED     )
by:                           )


             Director            /s/ ^^?? Signature Unintelligible


             Director/Secretary  /s/ ^^?? Signature Unintelligible



EXECUTED as a DEED on behalf  )
of TOPHURST PROPERTIES        )
LIMITED by                    )


             Director            /s/ ^^?? Signature Unintelligible


             Director/Secretary  /s/ ^^?? Signature Unintelligible


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EXECUTED as a DEED on behalf )
of TINSLEY-ROBOR   (OVERSEAS))
LIMITED by                   )


           Director            /s/ D. Williams


           Director/Secretary /s/ ^^^^^^

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